Comparison of change in value of $10,000 investment
                 in the Dreyfus Fund Incorporated and the Standard & Poor's 500 Composite Stock Price Index

                 EXHIBIT A:

                                                    Standard & Poor's 500
                               The Dreyfus Fund        Composite Stock
                   PERIOD         Incorporated           Price Index*


                  12/31/90          10,000                 10,000
                  12/31/91          12,801                 13,040
                  12/31/92          13,509                 14,032
                  12/31/93          14,368                 15,444
                  12/31/94          13,756                 15,646
                  12/31/95          17,026                 21,518
                  12/31/96          19,724                 26,457
                  12/31/97          21,844                 35,280
                  12/31/98          25,590                 45,370
                  12/31/99          31,749                 54,912
                  12/31/00          27,219                 49,915


         *Source: Lipper Inc.